                                                                   EXHIBIT 10.11

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into as of the 5th day of May, 2000, by and between eMissions Testing, Inc., a Georgia corporation (hereinafter referred to as the "Company"), its principals and affiliates and Porter Lane Investments, Inc., a Georgia Corporation, its principals and affiliates (hereinafter referred to as "Consultant").

                                   WITNESSETH:

WHEREAS, Consultant possesses significant knowledge and experience in the management of private and public corporations and has been engaged by the Company to provide certain consulting services to it; and

WHEREAS, the Company desires to enter into this Agreement with Consultant to set forth in detail the consulting services to be provided to the Company and to provide for the payment for such services by the Company, and Consultant wishes to provide such consulting services, all upon the terms and subject to the conditions contained herein;

THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement and Term. Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant to provide the consulting services described in Section 2 below, and Consultant hereby accepts such engagement. The term of this Agreement shall commence on the date hereof and shall continue for a period of five (5) years (the "Term"), provided that this Agreement may be terminated prior to the expiration of the Term upon ninety (90) days written notice by Consultant to the Company, except that the payment of fees under this agreement shall continue for a period equal to that of the engagement of the Company by Client.

2. Description of Services. During the term of this Agreement, as requested from time to time by the Company, Consultant shall provide to the Company advice regarding certain matters. The consulting activities which the Consultant may provide to the Company may include advice relating to mergers, acquisitions, and, at the request of the Company, shall also provide (I) advice regarding the management of the Company, (ii) financial advice regarding the Company's operations, (iii) advice relating to corporate governance issues and (iv) strategic planning advice (the "Management Consulting Services").

3. Non-Exclusivity of Services. The Company acknowledges that Consultant shall not be engaged by the Company on a full-time basis and shall provide Consulting services to other companies from time to time. The Company further acknowledges that Consultant may not be available at all times to respond promptly to requests for the provision of Services due to other business commitments; however, Consultant shall use reasonable efforts to respond within a reasonable time to requests for Services by the Company.

4. Place of Engagement. The Services to be performed by Consultant pursuant to this Agreement shall be rendered primarily from the offices of the Consultant or at one or more suitable locations designated by the Company. In any case the Company shall provide to the Consultant office space and support services at no more charge to the Consultant.

5. Compensation. In consideration of Consultant's Services hereunder, for and during the Term of this Agreement, the Company shall pay Consultant a consulting fee equal to eight thousand dollars ($8,000) per month, payable one month in advance, and supplemental compensation which shall be paid as a fee equal to two and one half percent (2.5%) of the value of any merger, acquisition, sale or purchase of any business, including but not limited to asset purchase transactions and other transactions which are intended to add to, or remove from, the Company its operations. Such fees shall include all compensation, including but not limited to cash compensation, equity, warrants, options, consulting fees or long term incentive options. The Company shall pay to the Consultant its portion of the fees within forty-eight (48) hours of completion of the transaction by the Company. The Company shall reimburse the Consultant for all real and actual expenses incurred as a result of its activities under this agreement. Such expenses shall be reimbursed within ten (10) days of the submission by the Consultant.

For the equity, options, warrants and other equity related items referenced in
Section 5 above, such items shall be listed in the name, either personal or company, provided to the Company by the Consultant and shall be registered, transferred and available for sale under terms not less than those provided to the Company by the entity from which the equity, options warrants or other equity item is provided.

6. Entire Agreement. This agreement supercedes all prior agreements between the parties concerning its subject matter, including any prior subject matter or dealings between the parties, and constitutes the entire agreement between the parties with respect to matter contained herein.

7. Taxes. Any and all sales, service, income and other taxes applicable to any payments made by the Company to Consultant under this Agreement shall be the sole responsibility and liability of Consultant. Consultant shall indemnify and hold harmless the Company for any liability or damages imposed upon the Company for taxes payable by or with respect to Consultant.

8. Confidential Information. Except as permitted pursuant to this Section 8, during Consultant's engagement with the Company and for a period of two years thereafter, Consultant will hold in strict confidence and not disclose to any person or entity without the express written authorization of the Company, any confidential or secret information, financial, marketing data, including, without limitation financial statements of the Company, technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets including, without limitation any customer lists, marketing techniques or plans, or any other secret or confidential information relating to the Company (collectively referred to herein as "Confidential Information"), including, without any limitation any information relating to inquiries made by the Company or negotiations with respect to any acquisition of or by the Company; provided, however, that Confidential Information shall not include any of the foregoing which (i) is available to the public generally, or
(ii) has been developed by Consultant without use of any Confidential Information, or in connection with Consultant's engagement with the Company and not in violation of any other terms of this Agreement, or(iii) is or has been learned by Consultant through an independent third party who is not, and has not been, affiliated with or employed by the Company or bound by an agreement of confidentiality or fiduciary duty to the Company. Consultant agrees that it will not make any use, outside the Scope of Consultant's engagement, of any Confidential Information, and will not make any use of any Confidential Information at any time for two years after termination of such engagement. Nothing in this Agreement shall prevent Consultant from disclosing any Confidential Information to the extent that disclosure is required by law or any order of a court or government authority with jurisdiction over Consultant.

9. Independent Contractor. Consultant's relationship to the Company hereunder shall be that of an Independent contractor, Consultant shall not be the agent of the Company and shall have no authority to act on behalf of the Company in any manner except in the manner and to the extent that the Company may expressly agree in writing.

10. Indemnification.

(a) Liability - Contractor. So long as Consultant shall act in good faith in performing, discharging and observing its duties hereunder, neither Consultant nor its employees shall be liable or accountable to the Company, in damages or otherwise, for any error of judgment, any mistake of fact of law, or any other act or thing which it or its employees may do or refrain from doing in connection with its duties and obligations hereunder, except in the case of its or its employees' gross negligence or intentional misconduct.

(b) Liability - Company. So long as the Company shall act in good faith in performing, discharging and observing its duties hereunder, neither Company nor its employees shall be liable or accountable to the Consultant, in damages or otherwise, for any error of judgment, any mistake of fact of law, or any other act or thing which it or its employees may do or refrain from doing in connection with its duties and obligations hereunder, except in the case of its or its employees' gross negligence or intentional misconduct.

(c) Indemnification - Consultant. The Company shall indemnify and hold harmless Consultant with respect to any demands, judgments, settlements, damages, payments or claims of any nature whatsoever, arising from or out of the Consultant's performance of its duties hereunder (other than Consultant's acts of gross negligence or intentional misconduct), at law or in equity, in connection with the Consultant's or the Company's activities, actions, operations, or decisions, including, but not limited to, any errors, omissions, incidents or accidents occurring in connection with such activities, actions, operations or decisions, or otherwise in the course or conduct of its business, which indemnity shall continue notwithstanding the termination at this Agreement.

(d) Indemnification - Company. The Consultant shall indemnify and hold harmless Company with respect to any demands, judgments, settlements, damages, payments or claims of any nature whatsoever arising from or out of the Company's performance of its duties hereunder (other than Company's acts of gross negligence or intentional misconduct), at law or in equity, in connection with the Company's or the Consultant's activities, actions, operations, or decisions, including, but not limited to, any errors, omissions, incidents or accidents occurring in connection with such activities, actions, operations or decisions, or otherwise in the course or conduct of its business, which indemnity shall continue notwithstanding the termination at this Agreement.

11. Waiver. No failure on the part of either party hereto to exercise and no delay by either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party hereto preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either party hereto of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

12. Severability. All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement, or part not essential to the commercial purpose of this Agreement shall be held illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof shall constitute their agreement with respect to the subject manner hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. to the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

13. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, to the applicable party and addressed as follows:

COMPANY:     eMissions Testing, Inc.
             400 Colony Park
             Bldg. 104, Suite 600
             Cumming, GA  30041

CONSULTANT:  Porter Lane Investments, Inc.
             5255 Porter Lane
             Cumming, Georgia  30506

Any party may change the address or facsimile number to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

14. Governing Law. Regardless of the place of execution, place of performance or otherwise, this Agreement and all amendments, modifications or supplements thereto, and the rights of the parties hereunder, shall be governed by and constituted and enforced in accordance with the laws of the State of Georgia.

15. Agreement Non-assignable. The parties acknowledge that this Agreement has been entered into as a result of, among other things, the special skills of Consultant, and agree that this Agreement may not be assigned or transferred by Consultant, in whole or in part, without the prior written consent of the Company. Further, the parties agree that this Agreement may not be assigned or transferred by the Company, or Consultant, without the prior written consent of the other party.

16. Headings. The headings as to the contents of particular sections are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on or enlargement of the scope of any of the terms or provisions of this Agreement.

17. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject manner hereof and contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

IN WITNESS WHEREOF the Company and Consultant have caused this Agreement to be executed as of the date first written above.

THE COMPANY:                            CONSULTANT:

EMISSIONS TESTING, INC.                 PORTER LANE INVESTMENTS, INC.
AND ITS PRINCIPALS AND AFFILIATES


By:/s/ William S. Estroff               By: /s/ Gerald F. Sullivan
   ---------------------------------       --------------------------------

Name: William Estroff                   Name:  Gerald F. Sullivan
     -------------------------------

Title: President                        Title:  President
      ------------------------------